Exhibit 23 (a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-112233 of Allstate Life Insurance Company on Form S-3 of our report dated February 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
April 9, 2004


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Exhibit 23 (b)

                                  CONSENT OF
                               FOLEY & LARDNER LLP

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 1 to the Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-112233).

                                            /s/  Foley & Lardner LLP
                                            FOLEY & LARDNER LLP

Washington, D.C.
March 24, 2004